EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in the Registration Statement of NAPCO Security Systems, Inc. and Subsidiaries on Form S-8, File No. 333-14743 of our report dated September 30, 2008, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedules of NAPCO Security Systems, Inc. and Subsidiaries as of June 30, 2008 and 2007 and for the years ended June 30, 2008, 2007 and 2006 and our report dated September 30, 2008 with respect to our audit of management's assessment of the effectiveness of internal control over financial reporting of NAPCO Security Systems, Inc. and Subsidiaries as of June 30, 2008, which reports are included in this Annual Report on Form 10-K of NAPCO Security Systems, Inc. for the year ended June 30, 2008.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

Our report on the consolidated financial statements refers to a change in the method of accounting for uncertain tax positions in accordance with FASB Interpretation 48, "Accounting for Uncertainty in Income Taxes - an Integration of FASB Statement No. 109" on July 1, 2007.


/s/ Marcum & Kliegman LLP


Marcum & Kliegman LLP
Melville, New York
September 30, 2008